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                                                                    EXHIBIT 99.2


PROXY

                            WESTERN PROPERTIES TRUST

                    PROXY SOLICITED BY THE BOARD OF TRUSTEES
                      FOR A SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON ____________, 200__

     The undersigned hereby appoints Reginald B. Oliver, James L. Stell, Dennis
D. Ryan, Bradley N. Blake, L. Michael Foley and Joseph P. Colmery as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of beneficial interest of Western Properties Trust ("Western Properties") held of record by the undersigned on ____________, 2000 at the special meeting of shareholders of Western Properties to be held at [_______________________________], on
[____________], [____________] [______], 200__ at [10:00] a.m., Pacific Time,
and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the special meeting.

     Should the undersigned be present and choose to vote at the special meeting or at any adjournment or postponements thereof, and after notification to Western Properties at the special meeting of the shareholder's decision to terminate this proxy, then the power of the attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with Western Properties or by duly executing a proxy bearing a later date.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS TRANSMITTED IN CONNECTION WITH THE SPECIAL MEETING. ANY HOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN PROPOSAL 2 BELOW SHOULD MARK A LINE THROUGH THE ENTIRE PROPOSAL.

        IMPORTANT: PLEASE MARK YOUR VOTE, DATE AND SIGN ON REVERSE SIDE.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF WESTERN
PROPERTIES TRUST

                                                            Please mark
                                                            your vote as    [X]
                                                            indicated in
                                                            this example.


THE WESTERN PROPERTIES TRUST BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PROPOSAL 1

1. Proposal Number 1 - Approval and adoption of the principal terms of the Amended and Restated Agreement and Plan of Merger between Western Properties Trust, a California real estate investment trust, and Pan Pacific Retail Properties, Inc., a Maryland corporation, dated as of August 21, 2000, as amended, the merger contemplated thereby, and approval of the incorporation of Western Properties Trust as a California corporation immediately before the merger, as described in the accompanying joint proxy statement and prospectus.

              FOR                AGAINST                  ABSTAIN
              [ ]                  [ ]                      [ ]

2. Proposal Number 2 - In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournments or postponements thereof.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE PROXIES WILL VOTE ALL OF THE COMMON SHARES HELD OF RECORD BY THE UNDERSIGNED IN THE MANNER INSTRUCTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.


The undersigned hereby notifies and confirms all that said attorneys and proxies, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at said special meeting. The undersigned acknowledges receipt of the notice of said special meeting and joint proxy statement/prospectus accompanying said notice.


Signature(s)____________________________________ Dated:________________, 200__

Please sign exactly as names are shown. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

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